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                                                                 Exhibit (12)(b)

                                     KEYCORP
                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (dollars in millions)

                                   (unaudited)

                                                                                Three months ended
                                                                                     March 31,
                                                                           ---------------------------------
                                                                                2002          2001
                                                                           --------------- -----------------
Computation of Earnings
Net Income                                                                       $ 240         $  217
Add: Provision for income taxes                                                     60            117
Less: Cumulative effect of accounting change                                         -             (1)
                                                                           --------------- -----------------
    Income before income taxes and cumulative effect of
    accounting change                                                              300            335
Fixed charges, excluding interest on deposits                                      198            432
                                                                           --------------- -----------------
    Total earnings for computation, excluding interest on deposits                 498            767
Interest on Deposits                                                               250            460
                                                                           --------------- -----------------
    Total earnings for computation, including interest on deposits               $ 748         $1,227
                                                                           =============== =================

Computation of Fixed Charges
Net rental expense                                                               $  32         $   34
                                                                           =============== =================
Portion of net rental expense deemed representative of interest                  $  10         $   10
Interest on short-term borrowed funds                                               50            175
Interest on long-term debt, including capital securities                           138            247
                                                                           --------------- -----------------
    Total fixed charges, excluding interest on deposits                            198            432
Interest on deposits                                                               250            460
                                                                           --------------- -----------------
    Total fixed charges, including interest on deposits                          $ 448         $  892
                                                                           =============== =================

Combined Fixed Charges and Preferred Stock Dividends
Preferred stock dividend requirement on a pre-tax basis                              -              -
Total fixed charges, excluding interest on deposits                              $ 198          $ 432
                                                                           --------------- -----------------
    Combined fixed charges and preferred stock dividends,
    excluding interest on deposits                                                 198            432
Interest on deposits                                                               250            460
                                                                           --------------- -----------------
Combined fixed charges and preferred stock dividends, including
    interest on deposits                                                         $ 448         $  892
                                                                           =============== =================

Ratio of Earnings to Fixed Charges
Excluding deposit interest                                                           2.52x          1.78x
Including deposit interest                                                           1.67x          1.38x

Ratio of Earnings to Combined Fixed Charges and Preferred
Stock Dividends
Excluding deposit interest                                                           2.52x          1.78x
Including deposit interest                                                           1.67x          1.38x
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